UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a -12

WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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amount on which the filing fee is calculated and state how it was determined):
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vote FOR
two proposals that will ensure
Windstream’s spinoff transaction results
in maximum shareholder benefit, and:

Remains tax-free
Yields attractive dividends
Positions both companies for greater value creation

On July 29, 2014, Windstream announced plans to spin off fiber, copper and other assets, into an independent, publicly traded Real Estate Investment Trust (REIT) called CS&L. Windstream will lease  these assets from CS&L to operate the network and deliver services.  Upon close of this transaction, shareholders will own shares of two companies rather than one, retaining shares of Windstream Holdings and receiving 0.20 shares of CS&L per one  share of Windstream.

Voting FOR a reverse stock split and an amendment to Windstream’s charter to allow a conversion of Windstream’s subsidiary to an LLC will provide maximum benefits to you:

The transaction is tax-free and will allow the payment of an attractive dividend to shareholders.

The separation improves Windstream’s financial profile and positions both companies for value creation.

The spinoff creates two independent businesses positioned to pursue separate but complementary objectives.

Reverse stock splits reduce the number of shares held, while increasing the price per share and dividend payment proportionately so that the value of your investment remains the same.

In order to maximize the benefits resulting from this transaction, your Board of Directors unanimously recommends that you Vote “FOR” each of the following two proposals.

1. Vote “FOR” a Reverse Stock Split

As a result of the transaction, Windstream’s share price will be allocated between two companies. A reverse stock split will increase the trading price of WIN to an optimal level consistent with peer companies and can increase value for shareholders by broadening the pool of investors interested in investing in Windstream.

The reverse stock split should not impact the value of an investor’s holdings or the actual dollar amount of the dividend payment. The value of your ownership of WIN remains the same and the dividend per share is adjusted upward accordingly.

2. Vote “FOR” a Charter Amendment Allowing a Conversion of Windstream’s Subsidiary to an LLC

Ensure Windstream’s spinoff transaction remains tax-free to Windstream. Without a conversion the company is expected to incur a tax liability of up to $800 million, or $1.33 per share, triggered by the execution of the spinoff.

The tax liability would negatively impact the value of your shares, but this can be remedied by converting a subsidiary, Windstream Corporation, into an LLC. Shareholders will continue to hold shares in the parent company, Windstream Holdings.

Your vote is important. A failure to vote counts as a vote against the proposals.
We urge you to Vote “FOR” the two items above by telephone, via the internet, or by signing and returning the enclosed proxy card in the post-paid envelope provided.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor: INNISFREE M&A INCORPORATED, TOLL-FREE at (877) 750-5836.

YOUR VOTE IS IMPORTANT
A failure to vote counts as a vote against the proposals. The company believes substantial shareholder benefits will result from the spinoff.

Vote today “FOR” the reverse stock split
and the charter amendment allowing the
conversion

Regardless of the number of shares you hold, we urge you to vote today for the amendment and reverse stock split by telephone, via the internet, or by signing and returning the enclosed proxy card in the post-paid envelope provided.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor: INNISFREE M&A INCORPORATED, TOLL-FREE at (877) 750-5836.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT including the initial rent amount, the pro forma dividend and leverage ratio for each company, and the illustrative trading multiples and values for each company. Such statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others: (i) risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spin off, the ability of Windstream to reduce its debt by the currently-anticipated amounts, and the diversion of management’s attention from regular business concerns; (ii) our ability to receive, or delays in obtaining, the regulatory approvals required to complete the spin off, and the risk that Windstream’s board of directors could abandon the spinoff or modify or change the terms of the spinoff at any time and for any reason until the spinoff is complete; and (iii) our ability to obtain stockholder approval of an amendment to our subsidiary’s certificate of incorporation that will facilitate the REIT spin off without incurring a large tax liability; (iv) those additional factors under “Risk Factors” in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission (SEC) at www.sec.gov.

In connection with the proposed transaction Windstream Holdings has filed with the SEC and mailed to stockholders a definitive proxy statement dated January 9, 2015. Such proxy statement includes information about Windstream’s directors and executive officers and their ownership of Windstream’s common stock who may be deemed to be participants in the solicitation of proxies from Windstream’s stockholders with respect to the proposals for which stockholder approval is being sought in advance of the REIT spin off. Investors are urged to read the definitive proxy statement (including any amendments and supplements) and any other relevant documents filed with the SEC because they contain important information about Windstream and the proposed transaction. The definitive proxy statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov and Windstream’s website at www.windstream.com. In addition, these documents can also be obtained free of charge from Windstream Holdings upon written request to the Corporate Secretary at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.